Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of DayStar Technologies, Inc. of our report dated February 3, 2006, except as to Note 13, which is as of March 14, 2006, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/    HEIN & ASSOCIATES LLP

Denver, Colorado

June 2, 2006